Exhibit 10.2

Third Amendment to Loan and Security Agreement

This Third Amendment to Loan and Security Agreement, dated as of May 8, 2017 (this “Amendment”), made by and between Viking Therapeutics, Inc., a Delaware corporation (“Borrower”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Lender”), amends the terms of the Loan and Security Agreement, dated May 21, 2014, as amended on April 8, 2015 and January 22, 2016, by and between Borrower and Lender (the “Agreement”) pursuant to Section 25(c) of the Agreement as follows:

1.Definition of Maturity Date. The definition of “Maturity Date” in Schedule A to the Agreement is amended and restated to read in its entirety as follows:

““Maturity Date” means May 21, 2018.”

2.Required Prepayment.  A new Section 2(e)(iii) shall be added to the Agreement as follows:

“(iii)   Required Repayment.  No later than July 15, 2017, Borrower shall repay to Lender $200,000, which payment shall be comprised solely of cash (the “Required Repayment”). The Required Repayment shall be applied, first, to accrued and unpaid interest on the Loan and, second, to the unpaid principal amount of the Loan. Each $1.00 of value of the Required Repayment shall reduce the amount of accrued and unpaid interest and then unpaid principal amount on the Loan by $0.50.”

3.Addresses for Notices.  Section 22 of the Agreement shall be amended as follows:

(a)The reference to “11119 North Torrey Pines Road, Suite 50, San Diego, CA 92037” shall be amended and restated in its entirety to read “12340 El Camino Real, Suite 250, San Diego, CA 92130”

(b)The reference to “11119 North Torrey Pines Road, Suite 200, San Diego, CA 92037” shall be amended and restated in its entirety to read “3911 Sorrento Valley Blvd, Suite 110, San Diego, CA 92121”.

4.All of the other provisions of the Agreement shall remain in full force and effect.

5.This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.  In the event that any signature is delivered by facsimile, a portable document format (PDF) or similar electronic format, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile, PDF or other electronic format signature were the original thereof.

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LEGAL_US_W # 89456831.3

US-DOCS\85970013.2

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be duly executed on the day and year first above written.

BORROWER:
Viking Therapeutics, Inc.

By:	/s/ Brian Lian, Ph.D.
Name:	Brian Lian, Ph.D.
Title:	President and Chief Executive Officer

LENDER:
Ligand Pharmaceuticals Incorporated

By:	/s/ Matthew Korenberg
Name:	Matthew Korenberg
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Loan and Security Agreement]